Exhibit 10.3

Dated 19th August 2009

(1)	THE SECRETARY OF STATE FOR ENVIRONMENT FOOD AND RURAL AFFAIRS

(2)	LIONBRIDGE (UK) LIMITED

(3)	LIONBRIDGE TECHNOLOGIES INC

Underlease

relating to premises known as Building 340, Bristol Business Park, Coldharbour Lane, Bristol

Eversheds LLP	Tel 0845 497 9797
1 Callaghan Square	Fax 0845 498 7333
Cardiff	Int +44 29 2047 1147
CF10 5BT	DX 33016 Cardiff
www.eversheds.com

CONTENTS

Lease Particulars

Clause		Page

1	INTERPRETATION	6

2	LETTING AND TERM	8

3	HEADLEASE	8

4	RENTS PAYABLE	10

5	CONTINUING OBLIGATIONS	10

6	AUTHORISED USE	10

7	ASSIGNMENT	10

8	UNDERLETTING	11

9	CHANGES TO THE TERMS OF THE HEADLEASE	11

10	OBLIGATIONS OF THE TENANT’S GUARANTOR	11

11	LAND REGISTRY APPLICATIONS	11

12	EXECUTION	12

13	RENT FREE PERIOD	12

Schedules

1	Variations to the terms of the Headlease	13

PARTICULARS

PART 1: LAND REGISTRY PARTICULARS

LR1.	Date of lease	19th August 2009

LR2.	Title number(s)

LR2.1	Landlord’s title number(s)	None

LR2.2	Other title numbers	None

LR3.	Parties to this lease

	Landlord	The Secretary of State for Environment Food and Rural Affairs of Whitehall Place, West London, SW1A 2HH, c/o 620 Bristol Business Park, Coldharbour Lane, Bristol, BS16 1EJ.

	Tenant	Lionbridge (UK) Limited (registered number 01295207) whose registered office is at Copthall Terrace, Coventry, West Midlands, CV1 2FP.

	Tenant’s Guarantor	Lionbridge Technologies Inc. whose registered office is at 1050 Winter Street, Suite 2300, Waltham, MA 02451, USA and whose address for service in the United Kingdom is at Lionbridge Coventry, Copthall Terrace, Coventry, West Midlands, CV1 2FP.

LR4	Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The premises (referred to in this Lease as “the Premises”) known as Building 340 Bristol Business Park, Coldharbour Lane, Bristol defined in more detail in clause 1.4 of the Headlease.

LR5.	Prescribed statements etc

LR5.1	Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003	Not applicable.

LR5.2	This lease is made under, or by reference to, provisions of:	Not applicable.

LR6.	Term for which the Property is leased	From and including the date of this Lease (referred to in this Lease as “the Term Commencement Date”) To and including 7 March 2014. (This term is referred to in this Lease as “the Contractual Term”)

LR7.	Premium	None

LR8.	Prohibitions or restrictions on disposing of this lease	This Lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc

LR9.1	Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	None

LR9.2	Tenant’s covenant to (or offer to) surrender this lease	None

LR9.3	Landlord’s contractual rights to acquire this lease	None

LR10.	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11.	Easements

LR11.1	Easements granted by this lease for the benefit of the Property	None.

LR11.2	Easements granted or reserved by this lease over the Property for the benefit of other property	The rights specified in clause 5.4 of the Headlease

LR12.	Estate rentcharge burdening the Property	None.

LR13.	Application for standard form of restriction	None

LR14.	Declaration of trust where there is more than one person comprising the Tenant	Not applicable

PART 2: OTHER PARTICULARS

Authorised Use	The use of the Premises for the use permitted by the Headlease.

Headlease	A lease dated 15 March 1999 made between (1) Bristol and England Properties Limited and (2) Minister of Agriculture Fisheries and Food a copy of which is attached to this Lease and includes all deeds and documents varying or supplemental or ancillary to that lease.

Occupation Date	3 March 2009

Principal Rent	£83,325 (Eighty three thousand three hundred and twenty five pounds) per annum.

Quarter Days	25 March, 24 June, 29 September and 25 December in each year

Rent Commencement Date	26 May 2010.

This Lease is a “new tenancy” for the purposes of section 1 Landlord and Tenant (Covenants) Act 1995.

THIS LEASE is made on the date set out in clause LR1 of the Land Registry Particulars

BETWEEN

(1)	the Landlord; and

(2)	the Tenant; and

(3)	the Tenant’s Guarantor.

BACKGROUND

(A)	The Landlord is the current tenant of the Premises by virtue of the Headlease.

(B)	The Landlord has agreed to underlet the Premises to the Tenant on the terms of this Lease, incorporating the terms of the Headlease.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	In this Lease, the following words and expressions have the following meanings:

	“Additional Rents”	all sums reserved as rent under the Headlease excluding the Head Rent

	“Contracted-out Tenancy”	a tenancy:

(a) that contains an agreement between the landlord and the tenant excluding the operation of sections 24 to 28 Landlord and Tenant Act 1954 in relation to it; and

(b) in respect of which the landlord and the tenant have taken all steps required under Part II of the Landlord and Tenant Act 1954 and The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 before the grant of the tenancy or, if earlier, the exchange of any contract to grant the tenancy, to ensure that the agreement referred to in paragraph (a) is not void

	“Head Landlord”	the landlord of the Headlease, including its successors in title as landlord of the Headlease from time to time

	“Head Landlord’s Covenants”	the obligations, conditions and covenants in the Headlease to be complied with by the Head Landlord

	“Head Rent”	the yearly rent payable under the Headlease

	“Head Tenant’s Covenants”	the obligations, conditions and covenants in the Headlease to be complied with by the tenant of the Headlease from time to time

	“Incorporated Terms”	has the meaning given to it in clause 2.2

	“Interest Rate”	the base lending rate from time to time of Barclays Bank PLC or such other clearing bank nominated by the Landlord at any time or, if the clearing banks cease at any time to publish a base lending rate, such comparable rate of interest as the Landlord may reasonably determine

“Landlord’s Covenants”	the obligations, conditions and covenants to be complied with by the landlord of this Lease including those contained in the Incorporated Terms

“Rents”	the rents reserved and payable under clause 4

“Tenant’s Covenants”	the obligations, conditions and covenants to be complied with by the tenant of this Lease including those contained in the Incorporated Terms

“Term”	the Contractual Term and any continuation of it

1.2	Words and expressions defined in the Headlease have the same meanings in this Lease except to the extent that they are defined differently by this Lease.

1.3	Where any obligations or rights in the Headlease are to be complied with or are to be exercised at a time calculated by reference to the start of the Headlease those obligations and rights are, so far as they form part of the Incorporated Terms, to be complied with or exercised at the same time under this Lease.

1.4	In this Lease:

	1.4.1	except in relation to the Town and Country Planning (Use Classes) Order 1987, references to any statute or other legislation include references to any subsequent statute or legislation directly or indirectly amending, consolidating, extending, replacing or re-enacting that statute or legislation and to all orders, by-laws, directions and notices made or served under them;

	1.4.2	references to the Landlord, the Tenant or any Guarantor include their respective successors in title and, in the case of individuals, include their personal representatives;

	1.4.3	references to the Premises include any part of them unless specific reference is made to the whole of them and include all alterations, additions and improvements made to them whether before the date of this Lease or during the Term;

	1.4.4	references to adjoining premises include any premises adjoining or near to the Premises and references to adjoining premises owned by the Landlord include any adjoining premises owned by the Landlord at any time during the Term;

	1.4.5	references to this Lease include any deed or document which is supplemental to, varies or is ancillary to this Lease from time to time;

	1.4.6	references to the end of the “Term” include the determination of the Term before the end of the Contractual Term;

	1.4.7	“including” means “including, without limitation”;

	1.4.8	“indemnify” means to indemnify against all actions, claims, demands and proceedings taken or made against the Landlord and all costs, damages, expenses, liabilities and losses incurred by the Landlord;

	1.4.9	references to the Tenant include, and the Tenant’s covenants bind, any undertenant or other person in occupation of the Premises, their successors in title, and any other person under the Tenant’s or their control including employees, agents, workmen and invitees;

	1.4.10	any covenant by the Tenant not to do any act or thing includes a covenant not to permit or allow the doing of that act or thing;

	1.4.11	where the consent of the Landlord is required for any assignment, underletting, change of use or alterations, that consent may be given only by the completion of a licence executed as a deed containing the terms of the consent agreed between the parties unless the Landlord elects in writing to waive this requirement;

	1.4.12	where two or more people form a party to this Lease, the obligations they undertake may be enforced against them all jointly or against each of them individually; and

	1.4.13	if any provision is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remainder of this Lease is to be unaffected.

1.5	The Particulars form part of this Lease and words and expressions set out in the Particulars are to be treated as defined terms in this Lease.

1.6	The parties to this Lease do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

2.	LETTING AND TERM

2.1	The Landlord lets the Premises to the Tenant for the Contractual Term reserving the Rents.

2.2	This Lease is granted on the same terms as the Headlease as at the date of this Lease and as varied by this Lease (the “Incorporated Terms”) as if those terms were set out in full in this Lease with references in those terms to “the Landlord”, “the Tenant” and “the Premises” having the meanings given to those expressions in this Lease:

	2.2.1	including without limitation:

		2.2.1.1	the Head Tenant’s Covenants;

		2.2.1.2	the covenant for quiet enjoyment in the Headlease;

		2.2.1.3	the right of re-entry in the Headlease;

		2.2.1.4	the rights granted and reserved by the Headlease;

		2.2.1.5	the terms defined in the Headlease; and

		2.2.1.6	the conditions and agreements contained in the Headlease;

	2.2.2	but excluding:

		2.2.2.1	the obligation to pay the Head Rent;

		2.2.2.2	the Head Landlord’s Covenants; and

		2.2.2.3	the contractual term granted by the Headlease.

2.3	In addition to the right of re-entry incorporated into this Lease by the Incorporated Terms, the Landlord may also enter onto the whole or any part of the Premises and by so doing end this Lease if the Tenant breaches any of the Tenant’s Covenants.

2.4	If the Head Landlord or the Landlord serves a valid notice under clause 4.2.1 of the Headlease to end the Headlease, this Lease will end on the same date as the Headlease. The Landlord is promptly to provide the Tenant with a copy of any such notice served by it or the Head Landlord.

3.	HEADLEASE

3.1	The Landlord is to:

	3.1.1	pay the rents reserved by the Headlease and, so far as they do not form part of the Incorporated Terms to be complied with by the Tenant under this Lease, to comply with the Head Tenant’s Covenants; and

	3.1.2	at the request and cost of the Tenant to use all reasonable endeavours to procure that the Head Landlord complies with the Head Landlord’s Covenants.

3.2	The Tenant is not to do or omit to do any act or thing which would place the Landlord in breach of the Head Tenant’s Covenants.

3.3	Without prejudice to the terms of this Lease, where the consent or approval of the Landlord is required to any act or thing:

	3.3.1	it will be a condition precedent to the grant of that consent or approval that, if required under the Headlease, the consent or approval of Head Landlord is first obtained; and

	3.3.2	where the Landlord is under an obligation under this Lease not unreasonably to withhold or delay its consent or approval, the Landlord is, at the cost of the Tenant (such costs to be reasonably and properly incurred), including reasonable security for costs paid in advance, to apply for and use all reasonable endeavours to obtain the consent or approval of the Head Landlord where this is required under the Headlease.

3.4	References, however expressed, in this Lease:

	3.4.1	to any matter which is required to be carried out to the satisfaction or with the approval of the Landlord are to be read as including a requirement that the matter is also to be carried out to the satisfaction or with the approval of the Head Landlord where this is required under the Headlease;

	3.4.2	to an obligation on the Tenant to pay any costs, fees and expenses incurred by the Landlord in relation to any matter are to be read as including an obligation also to pay all costs, fees and expenses incurred in respect of that matter by the Head Landlord; and

	3.4.3	to an indemnity given to the Landlord are to be read as including an obligation to indemnify the Head Landlord in respect of the subject matter of that indemnity.

3.5	Rights of entry and other rights reserved to the Landlord under this Lease may also be exercised by the Head Landlord and any persons authorised by the Head Landlord under the Headlease.

3.6	Any covenant in this Lease by the Tenant not to do any act matter or thing to the prejudice of or adversely to affect the Landlord is to be read as including an obligation not to do any such act matter or thing to the prejudice of or adversely to affect any Head Landlord.

3.7	Nothing in this Lease imposes any obligation on the Head Landlord to act reasonably in granting any consent or approval or expressing its opinion as to whether any act of the Tenant has been carried out to its satisfaction.

3.8	Where this Lease continues in effect following the ending of the Headlease:

	3.8.1	any terms of this Lease incorporated by reference to the terms of the Headlease will continue in effect;

	3.8.2	where any Rents, Additional Rents or other sums payable under this Lease are calculated by reference to the rents or other sums payable under the Headlease, then the Rents, Additional Rents or other sums payable under this Lease will continue to be payable as if:

		3.8.2.1	the Headlease continues in effect;

		3.8.2.2	the rents or other sums payable under the Headlease continue to be payable; and

		3.8.2.3	any terms in the Headlease for the agreement, calculation or determination of the rents or other sums payable under the Headlease, including any rent reviews under Headlease, continued to be applied; and

	3.8.3	any changes to the terms of this Lease necessary to enable the terms of this Lease to continue in effect have been made between the Landlord and the Tenant.

4.	RENTS PAYABLE

4.1	The Tenant is to pay the following Rents to the Landlord during the Term without making any legal or equitable set-off, counterclaim or deduction unless required to do so by law:

	4.1.1	the Principal Rent, from and including the Rent Commencement Date, to be paid by equal quarterly payments in advance on the Quarter Days;

	4.1.2	the Additional Rents, from and including the date of this Lease or, if earlier, the Occupation Date, to be paid on demand; and

	4.1.3	any other sums reserved as rent under this Lease, to be paid on demand.

4.2	The first payment of the Rents is to be made on the date of this Lease calculated on a daily basis for the periods for which the Rents are payable.

4.3	If requested to do so in writing by the Landlord, the Tenant is to pay the Principal Rent by standing order to an account nominated by the Landlord.

4.4	The Rents and any other sums payable under this Lease are exclusive of VAT. Where, under the terms of this Lease, a supply is made that is subject to VAT, the person receiving the supply is to pay the VAT to the person making the supply and a valid VAT invoice is to be issued by the person making the supply.

4.5	If the Tenant does not pay any of the Rents or sums due to the Landlord under this Lease, whether or not reserved as rent, within fourteen days of the due date for payment the Tenant is to pay interest on those sums, both after as well as before judgment, at 4% per annum above the Interest Rate for the period from and including the due date for payment to and including the date of actual payment.

5.	CONTINUING OBLIGATIONS

The Tenant covenants to comply with the Tenant’s Covenants throughout the Term and the Landlord covenants to comply with the Landlord’s Covenants throughout the Term.

6.	AUTHORISED USE

Notwithstanding the Incorporated Terms, the Tenant is to use the Premises only for the Authorised Use.

7.	ASSIGNMENT

7.1	In addition to the restrictions and conditions to be complied with on assignment contained in the Incorporated Terms, for the purposes of section 19(1A) Landlord and Tenant Act 1927 the Landlord will be entitled to require as a condition of giving consent to an assignment of the Premises that:

	7.1.1	if the Head Landlord requires it:

		7.1.1.1	the Tenant gives an authorised guarantee agreement to the Head Landlord under section 16 Landlord and Tenant (Covenants) Act 1995 on such terms as the Head Landlord may reasonably require to guarantee the obligations of the assignee of this Lease; and

		7.1.1.2	the Tenant’s Guarantor gives the Head Landlord an independent guarantee of the Tenant’s authorised guarantee agreement given pursuant to clause 9.1.1.1;

	7.1.2	the assignee gives a direct covenant to the Head Landlord to comply with the terms of this Lease for so long as the assignee remains liable to do so under the Landlord and Tenant (Covenants) Act 1995; and

	7.1.3	any guarantor of the assignee gives the Head Landlord a guarantee of the assignee’s obligations under this Lease in such form as the Head Landlord may require.

8.	UNDERLETTING

8.1	Notwithstanding the Incorporated Terms:

	8.1.1	any underlease of the Premises is to be a Contracted-Out Tenancy and the Tenant is to ensure that that any further underlease that may be granted to the undertenant or any guarantor of the undertenant pursuant to the underlease or any guarantee or option, whether or not contained in the underlease, is also a Contracted-out Tenancy; and

	8.1.2	on any underletting the Tenant must procure that the underlease contains provisions that prohibit the undertenant from creating any further underletting of the whole or any part of the Premises

Subject to these variations, the provisions of clauses 13.19 and 13.20 of the Headlease will apply to the underletting of the Premises under this Lease.

8.2	In addition to the restrictions and conditions to be complied with on an underletting contained in the Incorporated Terms, the Landlord will be entitled to require as a condition of giving consent to an underletting of the Premises that:

	8.2.1	if the Head Landlord requires it, the undertenant gives a direct covenant to the Head Landlord on or before the grant of the underlease:

		8.2.1.1	to comply with the terms of the underlease for so long as the undertenant remains liable to do so under the Landlord and Tenant (Covenants) Act 1995;

		8.2.1.2	not to assign the underlease without the prior written consent of the Head Landlord;

		8.2.1.3	on any assignment of the underlease to give an authorised guarantee agreement to the Head Landlord under section 16 Landlord and Tenant (Covenants) Act 1995 on such terms as the Head Landlord may require to guarantee the obligations of any assignee of that underlease; and

		8.2.1.4	to procure that any assignee of the underlease enters into a direct covenant with the Head Landlord on the same terms as this clause 10.2.1.

	8.2.2	any guarantor of the undertenant:

		8.2.2.1	gives the Head Landlord a guarantee of the undertenant’s obligations under the underlease in such form as the Head Landlord may require; and

		8.2.2.2	agrees on an assignment of the underlease to give the Head Landlord an independent guarantee of the undertenant’s authorised guarantee agreement given under clause 10.2.1.3.

9.	CHANGES TO THE TERMS OF THE HEADLEASE

The terms of the Headlease as they are incorporated into this Lease are to be read and interpreted as varied, replaced or omitted by the provisions in Schedule 1.

10.	OBLIGATIONS OF THE TENANT’S GUARANTOR

The Tenant’s Guarantor guarantees to the Landlord that the Tenant will pay the Rents and comply with the Tenant’s Covenants throughout the Term. This guarantee incorporates the provisions of The Second Schedule of the Headlease.

11.	LAND REGISTRY APPLICATIONS

11.1	As soon as reasonably practicable after the date of this Lease, the Tenant named in the Particulars is to apply to the Land Registry to note the burden of the rights granted by this Lease and to note the benefit of the rights reserved by this Lease on the title number(s) set out in clauses LR2.1 and 2.2 of the Land Registry Particulars.

11.2	At the end of the Term, the Tenant is to return the original Lease to the Landlord and use all reasonable endeavours to assist the Landlord in removing any notice of the Lease and the rights granted and reserved by it from the title number(s) set out in clauses LR2.1 and 2.2 of the Land Registry Particulars.

11.3	The Landlord has deduced title to the Premises to the Tenant on or before the date of this Lease and is under no further obligation to the Tenant to deduce title or to answer any requisitions or enquiries in respect of its title to the Premises.

11.4	The Landlord will not be liable to the Tenant for any failure by the Tenant to register or note any of the rights granted or reserved by this Lease at the Land Registry either by notice or by way of caution against first registration, whichever is appropriate.

12.	EXECUTION

The Landlord, the Tenant and the Tenant’s Guarantor have executed this Lease as a deed and it is delivered on the date set out in clause LR1 of the Land Registry Particulars.

13.	RENT FREE PERIOD

13.1	The Tenant has been granted a rent free period from the Occupation Date until 26 May 2010 on account of accrued dilapidations that the Tenant may be liable for at the Property amounting to £35,000.00.

13.2	In consideration of the grant of this rent free period by the Landlord to the Tenant, the Tenant and the Guarantor separately covenant with the Landlord that they will indemnify the Landlord and its successors in title against all actions, claims, demands and proceedings taken or made against the Landlord and all costs (including in respect of any legal costs), damages, expenses, liabilities and losses incurred by the Landlord arising from any claim for dilapidations made by the Head Landlord or its successors in title against the Landlord including but not limited to claims under clauses 3.8.1, 3.8.2, 3.9.1, 3.9.2 and 3.10 of the Headlease or otherwise whether before, during or after the end of the term of the Headlease.

13.3	In respect of any claim received by the Landlord under clause 13.2 the Landlord is to give notice to the Tenant of the claim as soon as reasonably practicable after receiving notice of it and the Tenant is to notify the Landlord in writing within 21 days of receiving a copy of the claim whether it wishes the Landlord to dispute the claim and in the event that the Tenant wishes the Landlord to dispute the claim the Tenant must indemnify the Landlord against all costs (including legal costs), damages, expenses, liabilities and losses arising from the dispute of the claim payable within 28 days of demand by the Landlord and must provide the Landlord with such security for costs as the Landlord may require.

SCHEDULE 1

Variations to the terms of the Headlease

1.	Variation of Clauses

1.1	The following clauses replace clauses 4.2.1 and 4.2.2 of the Headlease.

	4.2.1	For such time as the Landlord is Secretary of State for Environment Food and Rural Affairs the Tenant is to insure the Premises with substantial and reputable insurers or through underwriters at Lloyd’s against the risks and for the cover stated in clause 4.2.2 and may separately insure against public and employer’s liability in respect of the Premises and the provisions of clauses 2.2, 3.8.3, 3.29 and 5.1 will not apply whilst the Tenant insures the Premises in accordance with this clause 4.2.1

	4.2.2	The Tenant’s insurance will cover full rebuilding, site clearance, professional fees and VAT taking into account cover for the effects of inflation and escalation of costs and fees. The insurance will be against the risks of fire, lightning, explosion, earthquake, landslip, subsidence, riot, civil commotion, aircraft, aerial devices, storm, flood, water, theft, impact by vehicles, malicious damage and third party liability and any other risks reasonably required by the Tenant or the Landlord. The Tenant:

		4.2.2.1	will insure in the joint names of the Landlord and the Tenant;

		4.2.2.2	may, but will not be obliged to, obtain a waiver of any exclusion in respect of terrorism;

		4.2.2.3	will seek to ensure that any policy exclusions and excesses fall within normal commercial practice in the United Kingdom insurance market for properties similar to the Premises and in the same area as the Premises.

	4.2.3	On reasonable written request the Tenant is to give to the Landlord and/or the Head Landlord a written summary of the Tenant’s insurance policies taken out in accordance with clause 4.2.1 and evidence that they are in force.

	4.2.4	The Tenant will use all reasonable endeavours to obtain any consents required to reinstate any damage to or destruction of the Premises by any of the Insured Risks. Subject to those consents being obtained and remaining unrevoked, the Tenant will apply the insurance proceeds received under the buildings insurance in reinstating damage to or destruction of the Premises as soon as reasonably practicable after the date of the damage or destruction, the Tenant making good any shortfall in the proceeds of insurance from its own moneys.

	4.2.5	When reinstating any damage to or destruction of the Premises, the Tenant shall not make changes in the design, layout and specification of the Premises nor use materials of a different quality, specification or type to those used in the original Premises unless either:

		(a)	the Tenant shall have received the previous written consent of the Landlord and the Head Landlord for the changes proposed and

		(b)	it is impossible or unlawful to reinstate such damage without the changes proposed and

		(i)	the Landlord and Head Landlord have been notified of such changes and

		(ii)	neither the Premises, the means of access to them. the services provided to the Premises are materially affected by such changes

4.2.6	If it is not possible to reinstate any damage to or destruction of the Premises due to reasons beyond the control of the Tenant, the Tenant will not be obliged to comply with its obligations in clause 4.2.4 and the insurance monies received by the Tenant will be apportioned between the Landlord and the Tenant in proportion to the value of their respective interests in the Premises. Any dispute about this clause 4.2.7 is to be referred at the request of either the Landlord or the Tenant to a single arbitrator under the Arbitration Act 1996.

4.2.7	The Tenant is:

	4.2.7.1	to comply with the requirements and reasonable recommendations of the insurers of the Premises;

	4.2.7.2	to notify the Landlord immediately in writing of any damage to or destruction of the Premises by any of the Insured Risks of which the Tenant becomes aware.

4.2.8	From such time as the Landlord is no longer the Secretary of State for Environment Food and Rural Affairs the Landlord will insure the Premises on the following basis:

	4.2.8.1	to insure the Premises and all fixtures and fittings of an insurable nature (other than those which the Tenant or any person or persons deriving title under the Tenant are entitled to remove) against the Insured Risks in the full reinstatement value thereof including architects’ and quantity surveyors’ fees and other incidental expenses and three years loss of the respective rents reserved in clause 2 and to make all payments necessary for the above purposes and when lawful to do so to expend all monies (other than in respect of loss of rent) received by virtue of any such insurance or insurances in or towards rebuilding or reinstating so far as practicable the demised premises in the event of the destruction thereof or damage thereto and to make up any deficiency out of its own monies (except insofar as payment of the insurance monies shall be avoided due to the act or default of the Tenant or any person on the demised premises with the express or implied consent of the Tenant) Provided always that in the event of

		4.2.8.1.1	the Building or a substantial part thereof being so damaged or destroyed by any of the Insured Risks as to render the demised premises unfit for occupation or use and

		4.2.8.1.2	such damage or destruction not having been remedied so as to enable the demised premises to be fit for occupational use within the period of three years from the date of such damage or destruction either party shall have the right to determine this Lease at any time during the following six months by giving three months notice in writing to the others to that whereupon this Lease shall immediately cease and determine but without prejudice to any right or remedy of either the Landlord or the Tenant against the other in respect of any antecedent breach Provided further that on such determination all insurance monies shall belong and be paid to the Landlord absolutely

	4.2.8.2	To provide to the Tenant on reasonable request full details of the insurance taken out by the Landlord pursuant to the provisions of clause 4.2.1 with evidence that such cover is in force and to procure that a note of the Tenant’s interest (and the interest of any mortgagee of the Tenant) is made on the policy of insurance.

2.	Omitted clauses

2.1	The Incorporated Terms are to be read and interpreted as if the following provisions in the Headlease were not incorporated into this Lease:

	2.1.1	Clause 1.3; and

	2.1.5	clause 5.9.

SIGNED as a deed by	)
LIONBRIDGE (UK) LIMITED	)
acting by a director and its secretary	)
or two directors	)

/s/ Chris Wedgwood
Director

/s/ Ian Middlemiss
Director / Secretary

SIGNED as a deed by	)
LIONBRIDGE TECHNOLOGIES INC	)
acting by a director and its secretary	)
or two directors	)

/s/ Rory Cowan
Director

/s/ Margaret Shukur
Director / Secretary

THE CORPORATE SEAL of THE SECRETARY OF STATE FOR ENVIRONMENT AND RURAL AFFAIRS hereunto affixed was authenticated by the authorised signatory:

/s/ M.R. Thomycroft
Authorised by The Secretary of State for Environment Food and Rural Affairs